Exhibit 10.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”), dated as of January 21, 2019 (“Effective Date”), is entered into by and between General Cannabis Corp., a Colorado corporation (the “Company”), and Michael Feinsod, an individual (“Employee”).

WHEREAS, the Company and Employee wish to enter into a new employment agreement that will supersede and replace in all respects any previous agreements between the Company and Employee.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, terms, provisions, and conditions set forth in this Agreement, the parties hereby agree as follows:

1.

Employment. Effective as of the Effective Date, Employee’s employment with the Company is governed by this Agreement. Employee’s employment with the Company is at will and not for any specified period and may be terminated by either Employee or the Company at any time, with or without cause.

2.

Position and Duties.

(a)

During Employee’s employment with the Company, Employee shall serve as Interim Chief Executive Officer of the Company and shall have such duties and authority commensurate with the position of Interim Chief Executive Officer and as shall be assigned to him from time to time by the Board of Directors of the Company (the “Board”).  Additionally, Employee shall serve as Executive Chairman of the Board, which position shall have such duties of an executive character typically associated with such position and which shall delegated or assigned from time to time by the Board. The Employee shall be not required to be based in the Company’s corporate headquarters in Denver, Colorado. However, it is understood that reasonable travel shall be required on behalf of the Company on a regular basis. The Employee shall be permitted to engage in charitable, civic and other non-business activities, including serving in academic positions, and to serve as a member of the board of directors of other organizations that are not competitive with the business of the Company, with prior Board approval and so long as such activities do not interfere with the Employee’s duties hereunder.

(b)

Employee shall devote his best efforts, business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company and its Subsidiaries (as defined below). Employee shall perform his duties, responsibilities and functions to the Company and its Subsidiaries hereunder in good faith and to the best of his abilities in a diligent, trustworthy, professional and efficient manner and shall comply with the Company’s and its Subsidiaries’ general employment policies and practices, as they may be amended from time to time; provided, that when the terms of this Agreement conflict with such general employment policies or practices, this Agreement shall control. So long as Employee is employed by the Company, Employee shall not, without the prior written consent of the Board, accept other employment or perform other services for compensation that materially interfere with Employee’s employment or with his performance hereunder

(c)

For purposes of this Agreement, “Subsidiaries” shall mean any corporation or other entity of which the securities or other ownership interests having the voting power to elect a majority of the board of directors or other governing body are then, owned by the Company, directly or through one or more Subsidiaries.

3.

Compensation.

(a)

Base Salary. Employee’s base salary for serving as Interim Chief Executive Officer and Executive Chairman shall be $210,000 per annum and shall be subject to increase from time to time in the Board’s sole discretion (the “Base Salary”), which salary shall be paid by the Company in regular installments in accordance with the Company’s general payroll practices (in effect from time to time).

(b)

Annual Bonus.  During Employee’s employment with the Company, Employee shall be eligible to receive an annual discretionary incentive payment based upon the attainment of one or more pre-established performance goals and/or such other criteria as may be established by the Board in its sole discretion.

4.

Employee Benefits.

(a)

Insurance and Employee Programs.  During Employee’s employment with the Company, Employee shall be eligible for all employee benefit programs (including any retirement plan, life insurance, group medical and dental, and short-term and long-term disability policies, plan and programs) established and maintained for the benefit of the Company’s employees of comparable rank and status as Employee, subject to the provisions of such plans and programs.

(b)

Expense Reimbursement.  During Employee’s employment with the Company, the Company shall reimburse Employee for all reasonable business expenses incurred by Employee in the course of performing his duties and responsibilities under this Agreement which are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment, cell phone and other business expenses, subject to the Company’s requirements with respect to reporting and documentation of such expenses.

(c)

Equity Grants.

(1)

Employee shall be granted an option to purchase 50,000 shares of the Company’s Common Stock on the date of this Agreement.  The option shall vest as to 1/12 of the shares subject to the option on each monthly anniversary of the date of grant, such that the option shall be fully vested one year after the grant date.  In the event of the termination of Employee’s service as Interim Chief Executive Officer, vesting of the option shall cease but the option shall remain exercisable until six months following the termination of Employee’s service with the Company in any other capacity (such as a director). The option shall have an exercise price equal to the closing price of the Company’s Common Stock on the OTCQX on the date of grant.  The option shall be granted under the Company’s 2014 Equity Incentive Plan (the “Plan”) and shall be subject to the terms and conditions of the Plan and the applicable stock option agreement for such Initial Options.

(2)

Employee shall also be entitled to receive additional equity grants from the Company, as determined by the Company’s Board of Directors from time to time, for service on the Board of Directors (including as Executive Chairman of the Board of Directors).

(d)

Paid Time Off.  During Employee’s employment with the Company, Employee shall be entitled to paid vacation and holidays in accordance with the Company’s policy. Notwithstanding any Company policy, at all times Employee will be entitled to not less than four (4) weeks of vacation per calendar year during his employment with the Company. Employee shall also be entitled to such periods of sick leave as is customarily provided by the Company to its employees of comparable rank and status of Employee.

(e)

Withholding.  All amounts payable to Employee as compensation hereunder shall be subject to all required and customary employment and income withholding obligations by the Company.

5.

Termination of Employment.

(a)

Accrued Obligations.  If Employee’s employment with the Company is terminated, Employee shall be entitled to (A) his accrued but unused vacation, (B) any accrued but unpaid Base Salary through the date of termination, and (C) unreimbursed business expenses that are reimbursable in accordance with Section 4(b).

(b)

Chairman Employment Agreement.  If Employee’s employment as Interim Chief Executive or as Executive Chairman with the Company is terminated at any time, the Employment Agreement, dated December 8, 2017, by and between the Company and Employee (the “Executive Chairman Employment Agreement”) attached hereto as Exhibit A shall be reinstated in full and shall become applicable to Employee and the  Company, including with respect to severance, without any further action on the part of either Employee or the Company.  For the avoidance of doubt, (i) if Employee’s role as Interim Chief Executive Officer is terminated but Executive remains Executive Chairman, the Executive Chairman Employment Agreement shall govern the Company’s obligations to Employee, including with respect to severance if Employee’s role as Executive Chairman is thereafter subsequently terminated; and (ii) if Employee’s role as Interim Chief Executive Officer is terminated simultaneously with Employee’s role as Executive Chairman, the Executive Chairman Employment Agreement shall govern the Company’s obligations to Employee with respect to any severance obligations resulting from Employee’s termination as Executive Chairman.

6.

Confidential Information.

(a)

Employee acknowledges that the continued success of the Company and its Subsidiaries and affiliates, depends upon the use and protection of a large body of confidential, proprietary, and/or trade secret information. All such confidential, proprietary and trade secret information now existing or developed during the term of Employee’s employment hereunder will be referred to in this Agreement as “Confidential Information.” Confidential Information will be interpreted broadly to include all information of any sort (whether merely remembered or embodied in a tangible or intangible form) that is (i) related to the Company’s or its Subsidiaries’ business and (ii) not generally or publicly known. Confidential Information includes, without specific limitation, the information, observations and data obtained by Employee during the course of his performance under this Agreement concerning the business and affairs of the Company and its Subsidiaries and affiliates, information concerning acquisition opportunities in or reasonably related to the Company’ or its Subsidiaries’ or affiliates’ business or industry of which Employee becomes aware during Employee’s employment with the Company, the persons or entities that are current, former or prospective suppliers or customers of any one or more of them during Employee’s course of performance under this Agreement, as well as development, transition and transformation plans, methodologies and methods of doing business, strategic, marketing and expansion plans, including plans regarding planned and potential sales, financial and business plans, confidential employee lists and contact information, compensation and incentive structures and strategies, confidential information concerning sales, including volumes, pricing, and margins, new and existing programs and services, prices and terms, customer service, integration processes, requirements and costs of providing service, support and equipment. Therefore, Employee agrees that he shall not disclose to any unauthorized person or use for his own account any of such Confidential Information without the Board’s prior written consent, unless and to the extent that any Confidential Information (i) becomes generally known to and available for use by the public other than as a result of Employee’s improper acts or omissions to act or (ii) is required to be disclosed pursuant to any applicable law or court order. Employee agrees that he shall not disclose any Confidential Information after his employment ends. If requested by the Company in writing, Employee agrees to deliver to the Company at the end of Employee’s employment with the Company, or at any other time the Company may request, all memoranda, notes, plans, records, reports and other documents (and copies thereof and all electronic data residing on any electronic device) relating to the business of the Company or its Subsidiaries or affiliates (including, without limitation, all Confidential Information) that he may then possess or have under his control, provided that Employee may retain copies of Employee’s personnel information, such as performance evaluations, payroll information and the like.

(b)

During Employee’s employment with the Company, Employee shall not use or disclose any confidential information or trade secrets, if any, of any former employers or any other person to whom Employee has an obligation of confidentiality, and shall not bring onto the premises of the Company or its Subsidiaries or affiliates any unpublished documents or any property belonging to any former employer or any other person to whom Employee has an obligation of confidentiality unless consented to in writing by the former employer or person. Employee shall use in the performance of his duties only information that is (i) generally known and used by persons with training and experience comparable to Employee’s and that is (x) common knowledge in the industry or (y) is otherwise legally in the public domain, (ii) otherwise provided or developed by the Company or its Subsidiaries or affiliates or (iii) in the case of materials, property or information belonging to any former employer or other person to whom Employee has an obligation of confidentiality, approved for such use in writing by such former employer or person. If at any time during employment with the Company or any Subsidiary of the Company, Employee believes he is being asked to engage in work that will, or will be likely to, jeopardize any confidentiality or other obligations Employee may have to former employers or other persons, Employee shall promptly advise the Board so that Employee’s duties can be modified appropriately.

(c)

Employee shall promptly notify the Company of any intended or unintended, unauthorized disclosure or use of any trade secrets or Confidential Information by Employee or any other person or entity of which Employee becomes aware. Employee shall cooperate fully with the Company in the procurement of any protection of the Company’ rights to or in any of the trade secrets or Confidential Information.

(d)

Employee understands that the Company and its Subsidiaries and affiliates will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s and its Subsidiaries’ and affiliates’ part to maintain the confidentiality of such information and to use it only for certain limited purposes. During Employee’s employment with the Company and thereafter, and without in any way limiting the provisions of Section 6(a) above, Employee will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel of the Company or its Subsidiaries and affiliates who need to know such information in connection with their work for the Company or such Subsidiaries and affiliates) or use, except in connection with his work for the Company or its Subsidiaries and affiliates, such Third Party Information unless expressly authorized by the Board’s written consent.

(e)

Notwithstanding anything to the contrary contained herein:

(1)

nothing in this Agreement shall prohibit Employee from reporting possible violations of federal or state law or regulation to, or otherwise cooperating with or providing information requested by, any governmental agency or entity, including, but not limited to, the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation.  Employee does not need the prior authorization of the Company to make any such reports or disclosures and is not required to notify the Company that he has made such reports or disclosures; and

(2)

Employee will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (B) solely for the purposes of reporting or investigating a suspected violation of law or is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.  If Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Employee may disclose the Company’s trade secrets to his attorney and use the trade secret information in the court proceeding if Employee (x) files any document containing the trade secret under seal and (y) does not disclose the trade secret, except pursuant to court order.

7.

Employee Proprietary Information Agreement. Employee has executed a separate agreement between the parties hereto dated on even date herewith and attached hereto as Exhibit B and made a part hereof (the “Employee Proprietary Information Agreement”) covering, among other things, non-disclosure and assignment of inventions.

8.

Trade Secrets; Remedies; Restrictions.

(a)

Employee further acknowledges and agrees with the Company that Employee’s service to the Company requires the use of information, including programs, methods, techniques, and processes, that the Company and its Subsidiaries have made reasonable efforts to keep confidential and that derives independent economic value, actual or potential, from not being generally known to the public or to other person who can obtain economic value from its disclosure or use (collectively, “Trade Secrets”). Employee acknowledges and agrees that the Company would be irreparably damaged if Employee were to use or disclose such Trade Secrets to third parties, including any person or entity competing with the Company and its Subsidiaries or engaged in a material line of business similar to that engaged in by the Company or its Subsidiaries. Employee accordingly covenants and agrees with the Company that during the period commencing on the date of this Agreement, throughout Employee’s employment, and after such employment terminates, Employee shall not, directly or indirectly, either for himself or for any other person participate in any business, other than for the Company and its Subsidiaries, in which Employee would be required to employ, reveal or otherwise utilize or disclose Company Trade Secrets. Employee further acknowledges and agrees that Employee shall not use or disclose Company Trade Secrets during the period commencing on the date of this Agreement, throughout Employee’s employment, and after such employment terminates, for any purpose contrary to the Company’s and its Subsidiaries’ interests, including to engage in any competitive activities with the Company or its Subsidiaries, but rather will keep the Company’s Trade Secrets strictly confidential and not disclose them to any third parties.

(b)

In the event of the breach or a threatened breach by Employee of any of the provisions of Sections 6, 7, or 8, the Company would suffer irreparable harm, and in addition and supplementary to other rights and remedies existing in its favor, the Company shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event Employee breaches or violates Sections 6, 7, or 8, the periods of such restrictive covenants will be tolled until such breach or violation has been duly cured.

(c)

If, at the time of enforcement of Sections 6, 7, or 8 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing the parties hereto agree that the maximum period, scope or geographic area held reasonable by the court shall be substituted for the stated period, scope or area. Employee acknowledges that the restrictions contained in Sections 6, 7, or 8 are reasonable in all respects and necessary to protect the goodwill of the businesses of the Company and its Subsidiaries and that, without such protection, the Company’s and its Subsidiaries’ customer, distributor and supplier relations and competitive advantage would be adversely affected.

9.

Employee’s Representations. Employee hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Employee do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Employee is a party or by which he is bound, (ii) Employee is not a party to or bound by any other employment agreement, noncompete agreement or, except in the ordinary course of business, confidentiality agreement with any other person or entity except as disclosed in writing to the Company prior to the date hereof, and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Employee, enforceable in accordance with its terms. Employee hereby acknowledges and represents that he has consulted with independent legal counsel regarding his or her rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

10.

Survival. To the extent contemplated by this Agreement, the respective rights and obligations of the parties hereto shall survive and continue in full force in accordance with their terms notwithstanding the termination of Employee’s employment with the Company.

11.

Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, sent by reputable overnight courier service, mailed by first class mail, return receipt requested, or by facsimile transmission or electronic mail in .pdf format, to the recipient at the address below indicated:

Notices to Employee:

Michael Feinsod

Email: mfeinsod@infinitycap.com

Notices to Company:

General Cannabis Corp.

6565 East Evans Avenue

Denver, CO 80224

Attention: Chief Financial Officer

Email: legal@generalcann.com

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.  Any notices required or permitted hereunder shall be deemed given upon personal delivery to the appropriate address, or three (3) days after the date of mailing if sent by certified or registered mail, or one (1) day after the date of mailing if sent by overnight delivery service, or the day of transmission of such notice by facsimile or email if sent during normal business hours of the recipient, and if sent after normal business hours of the recipient then on the next business day.  Each party may change its address, facsimile number or email address for receipt of notice by giving notice of the change to the other party.

12.

Modification; Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, the provision shall be modified to the minimum extent necessary to be valid, legal and enforceable.  If it cannot be so modified, the provision shall be severed, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. The invalidity, illegality or unenforceability of any provision shall not affect any other provision of this Agreement or any action in any other jurisdiction.

13.

Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.  If there is a conflict between the provisions of this Agreement and the provisions of the documents expressly referred to herein, this language of this Agreement shall control.  Except as otherwise provided herein, this Agreement supersedes the Executive Chairman Employment Agreement.

14.

No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

15.

Counterparts. This Agreement may be executed in separate counterparts (including by means of facsimile or by electronic mail in .pdf format), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

16.

Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the “Company” for the purposes of this Agreement). This Agreement will inure to the benefit of and be enforceable by Employee’s personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees, but otherwise will not otherwise be assignable, transferable or delegable by Employee. Except as expressly provided in the immediately preceding sentence, Employee shall not, without the prior written consent of the Company, assign, transfer or delegate this Agreement or any of Employee’s rights or obligations hereunder.

17.

Choice of Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado, notwithstanding any state’s choice-of-law rules to the contrary.

18.

Arbitration.  Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in Denver, Colorado before three (3) arbitrator(s). The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures.  Judgment on the Award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction, in which case each party consents to the jurisdiction and venue of the state and federal courts located in Denver, Colorado. The reasonable attorney’s fees and costs of the party ultimately prevailing in such dispute shall be borne by the other party.

19.

Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of both the Company (as approved by the Board) and Employee, and no course of conduct or course of dealing or failure or delay by any party hereto in enforcing or exercising any of the provisions of this Agreement (including, without limitation, the Company’s right to terminate Employee’s employment with the Company for Cause) shall affect the validity, binding effect or enforceability of this Agreement or be deemed to be an implied waiver of any provision of this Agreement.

20.

Deductions/Withholdings on Behalf of Employee. The Company and its respective Subsidiaries shall be entitled to deduct or withhold from any amounts owing from the Company or any of its Subsidiaries to Employee any federal, state, local or foreign withholding taxes, excise tax, or employment taxes (“Taxes”) imposed with respect to Employee’s compensation or other payments from the Company or any of its Subsidiaries or Employee’s ownership interest in the Company (including, without limitation, wages, bonuses, dividends, the receipt or exercise of equity options and/or the receipt or vesting of restricted equity).

21.

Corporate Opportunity. During Employee’s employment with the Company, Employee shall submit to the Board all business, commercial and investment opportunities or offers presented to Employee or of which Employee becomes aware which relate to the business of the Company Business at any time during Employee’s employment with the Company (“Corporate Opportunities”). If the Company elects not to pursue a submitted Corporate Opportunity, Employee shall have the right to accept or pursue such Corporate Opportunity.

22.

Employee’s Cooperation. During Employee’s employment with the Company, Employee shall, subject to the Company reimbursing Employee for out-of-pocket expenses, cooperate with the Company and its Subsidiaries in any internal investigation or administrative, regulatory or judicial proceeding as reasonably requested by the Company (including, without limitation, Employee being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process, volunteering to the Company all pertinent information and turning over to the Company all relevant documents which are or may come into Employee’s possession, all at times and on schedules that are reasonably consistent with Employee’s other permitted activities and commitments).

24.

Indemnification.  The Company hereby agrees to indemnify Employee and hold him harmless to the extent provided under the by-laws of the Company against and in respect to any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses (including reasonable attorney’s fees), losses, and damages resulting from Employee’s good faith performance of his duties and obligations with the Company. This obligation shall survive the termination of Employee’s employment with the Company.

25.

Liability Insurance. The Company shall cover Employee under directors and officers liability insurance both during and, while potential liability exists, after the term of this Agreement in the same amount and to the same extent as the Company covers its other officers and directors.

26.

Section 409A Compliance. The intent of the parties is that payments and benefits under this Agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. To the extent that any provision hereof is modified in order to comply with Code Section 409A, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent and economic benefit to Employee and the Company of the applicable provision without violating the provisions of Code Section 409A. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on Employee by Code Section 409A or damages for failing to comply with Code Section 409A. Notwithstanding anything herein to the contrary, a termination of employment shall be deemed to have occurred at the time such termination constitutes a “separation from service” within the meaning of Code Section 409A for purposes of any provision of this Agreement providing for the payment of any amounts or benefits in connection with a termination of employment and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean a “separation from service.” Further, if, on the date of a “separation from service” (as defined in Code Section 409A), Employee is a “specified employee” (as defined in Code Section 409A), no amounts that would constitute deferred compensation payable hereunder that are subject to Code Section 409A shall be made until the earliest date on which payment is permissible under 409A(a)(2)(B)(i) (the six (6)-month delay rule for specified employees). This provision shall not apply to any Severance Compensation payments made pursuant to Section 5(b) of this Agreement. To the extent that reimbursements or other in-kind benefits under this Agreement constitute “nonqualified deferred compensation” for purposes of Code Section 409A, (A) all such expenses or other reimbursements hereunder shall be made on or prior to the last day of the taxable year  in which such expenses were incurred by Employee, (B) any right to such reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (C) no such reimbursement, expenses eligible for reimbursement, or in-kind benefits provided in any taxable year shall in any way affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year. For purposes of Code Section 409A, Employee’s right to receive any installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under this Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company. Notwithstanding any other provision to the contrary, in no event shall any payment under this Agreement that constitutes “deferred compensation” for purposes of Code Section 409A be subject to offset by any other amount unless otherwise permitted by Code Section 409A.

*   *   *   *   *

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.

GENERAL CANNABIS CORP.

By:	/s/ Brian Andrews
Name:	Brian Andrews
Title:	Chief Financial Officer

/s/ Michael Feinsod
MICHAEL FEINSOD

[Signature Page to Employment Agreement of Michael Feinsod]